Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

 Company Grew Franchise and Other Fee Based Revenue 6.4 Percent in 2016; Pipeline at its Highest Level Since 2008

IRVING, Texas (Feb. 28, 2017) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today reported its fourth quarter and full year results, for the period ended December 31, 2016.

Fourth Quarter 2016 Highlights

•	System-wide comparable RevPAR increased 1.8 percent, and excluding properties located in STR-defined “oil tracts”, RevPAR increased 2.9 percent and grew RevPAR index by 108 bps

•	Grew franchise and other fee based revenue 7.2 percent

•	Net Loss was $(28) thousand and Adjusted Net Income was $0.9 million; Net Loss per Share was flat and Adjusted Earnings per Share was $0.01

•	Generated total Adjusted EBITDA of $69.9 million

•	Opened 12 franchised hotels, totaling over 1,000 rooms, including key locations in downtown Dallas, Texas, and Colorado Springs, Colorado

•

Increased franchise pipeline to 248 hotels, the Company’s highest level since 2008, representing approximately 23,100 additional rooms by signing 35 franchise agreements, including key locations in Indianapolis and Seattle, and an agreement which brings the total pipeline in Mexico to 22 hotels

Full Year 2016 Highlights

•	Open and operating franchise unit base grew 4 percent while the development pipeline increased by 9 percent

•	Grew franchise and other fee based revenue 6.4 percent

•	Net Loss was $(1.3) million and Adjusted Net Income was $58.3 million; Net Loss per Share was $(0.01) and Adjusted Earnings per Share was $0.49

•	Cash flow generation remained strong, as demonstrated by $360.4 million of Total Adjusted EBITDA

•	Sold 19 owned hotels and exited 25 franchised properties, as part of the Company’s key strategic priority to drive consistency of product

•

Launched several new loyalty program enhancements for La Quinta ReturnsTM, with the program being  ranked in the top 5 by U.S. News and World Report as a Best Travel Rewards program in U.S. News’s Best Travel Rewards 2016-17 rankings

Overview

“This was a year of significant investment at La Quinta. We invested in our people, in our properties and in laying the foundation for the future of our brand. We made these investments because we believe they will propel us forward and position La Quinta for long-term growth – and we are already starting to see the benefits of our work,” said Keith A. Cline, President and Chief Executive Officer of La Quinta.

“During the fourth quarter and throughout 2016, we made meaningful progress on the Company’s strategic initiatives to drive consistency in our product and in the delivery of an outstanding guest experience, as well as to drive increased engagement with the La Quinta brand. We saw growth in comparable RevPAR and RevPAR index, as well as improvement in Net Promoter Scores again this quarter, reflecting our ongoing investment in the guest experience. We continued to drive product consistency by removing both owned and franchised hotels from the brand, and beginning a significant repositioning program within our owned hotels. We also introduced several enhancements to our loyalty program to drive guest engagement.

Mr. Cline continued, “We announced in January that we are pursuing the separation of our real estate business from our franchise and management businesses, which could involve spinning off our owned real estate assets as a separate company. This could be the next logical step as we execute on our key initiatives. We believe this separation could allow us to take advantage of growth opportunities that naturally flow from each business model and could prove to be the best path to maximizing the return on our investments in capital and people.”

The Company’s system-wide portfolio, as of December 31, 2016, is located across 48 states in the U.S., as well as in Canada, Mexico, Honduras and Colombia. The portfolio includes:

	December 31, 2016		December 31, 2015
	# of hotels	# of rooms	# of hotels	# of rooms
Owned (1)	321	41,000	340	43,400
Joint Venture	1	200	1	200
Franchised(2)	566	46,000	545	43,900
Totals	888	87,200	886	87,500

(1)

As of December 31, 2016 and 2015, Owned included five hotels (700 rooms) and 13 hotels (1,500 rooms), respectively, designated as assets held for sale, which are subject to definitive purchase agreements.

(2)

As of December 31, 2016 and 2015, Franchised included five hotels (600 rooms) and one hotel (100 rooms), respectively, under temporary franchise agreements related to formerly owned hotels which are in the process of leaving the system.

The results of operations for the Company for the three months ended December 31, 2016 and 2015 include the following highlights  ($ in thousands, except per share amounts):

	Three months ended December 31,
	2016	2015	% chg
Total Revenue	$222,616	$228,877	-2.7%
Franchise and Management Segment Adj. EBITDA	27,585	27,253	1.2%
Owned Hotels Segment Adj. EBITDA	51,382	60,356	-14.9%
Total Adj. EBITDA	69,933	77,971	-10.3%
Total Adj. EBITDA margin	31.4%	34.1%
Operating Income	22,214	27,241	-18.5%
Operating Income Margin	10.0%	11.9%
Adj. Operating Income	23,716	33,041	-28.2%
Adj. Operating Income Margin	10.7%	14.4%

	Three Months Ended		Three Months Ended
	December 31, 2016		December 31, 2015		% Change
	Net (Loss) Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS	Net Income		Basic and Diluted EPS
Net (Loss) Income Attributable to La Quinta Holdings’ stockholders	$(28)	$-	$7,828	$0.06	NM	(1)	-100.0%
Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$873	$0.01	$11,308	$0.09	-92.3%		-91.6%

(1)	Change in terms of percentage is not meaningful.

The results of operations for the Company for the full year ended December 31, 2016 and 2015 include the following highlights ($ in thousands, except per share amounts):

	Twelve months ended December 31,
	2016 (1)	2015	% chg
Total Revenue	$1,006,254	$1,029,974	-2.3%
Franchise and Management Segment Adj. EBITDA	116,806	114,610	1.9%
Owned Hotels Segment Adj. EBITDA	279,536	314,278	-11.1%
Total Adj. EBITDA	360,378	394,042	-8.5%
Total Adj. EBITDA margin	35.8%	38.3%
Operating Income	78,464	128,071	-38.7%
Operating Income Margin	7.8%	12.4%
Adj. Operating Income	177,814	200,243	-11.2%
Adj. Operating Income Margin	17.7%	19.4%

(1)	The Company sold 19 and 12 owned hotels during 2016 and 2015, respectively.

	Year ended		Year ended
	December 31, 2016		December 31, 2015		% Change
	Net (Loss) Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS	Net Income		Basic and Diluted EPS
Net (Loss) Income Attributable to La Quinta Holdings' stockholders	(1,288)	(0.01)	26,365	0.20	NM	(1)	NM	(1)
Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$58,322	$0.49	$70,147	$0.54	-16.9%		-9.3%

(1)	Change in terms of percentage is not meaningful.

Comparable hotel statistics	Three months ended December 31, 2016	Variance three months ended December 31, 2016 vs. 2015		Year ended December 31, 2016	Variance year ended December 31, 2016 vs. 2015
Owned Hotels
Occupancy	60.7%	-127	bps	65.5%	-185	bps
ADR	$80.98	3.1%		$84.68	2.1%
RevPAR	$49.17	1.0%		$55.44	-0.7%
Franchised Hotels
Occupancy	63.7%	86	bps	67.7%	-8	bps
ADR	$88.61	1.2%		$92.99	0.9%
RevPAR	$56.47	2.6%		$62.92	0.7%
System-wide
Occupancy	62.2%	-25	bps	66.5%	-100	bps
ADR	$84.73	2.2%		$88.73	1.5%
RevPAR	$52.67	1.8%		$59.03	0.0%

	Three months ended December 31, 2016	Variance three months ended December 31, 2016 vs. 2015	Year ended December 31, 2016	Variance year ended December 31, 2016 vs. 2015
RevPAR Index(1)	95.6%	108 bps	95.2%	-43 bps

(1)	Information based on the STR competitive set of hotels existing as of December 31, 2016.

Development

During the fourth quarter, the Company opened a total of 13 franchised hotels (1,100 rooms), including one temporary franchised hotel related to a formerly owned hotel that is in the process of leaving the system.  These 13 openings, together with 14 terminations, led the Company to a net decline of one franchised hotel during the quarter. For the full year 2016, the Company opened a total of 50 franchised hotels, including nine temporary hotels, and had 29 terminations including four temporary hotels, resulting in a net increase of 21 franchised hotels. The elevated level of franchise terminations were in keeping with the Company’s overall strategy to drive consistency in its product. As of December 31, 2016 the Company had a pipeline of 248 franchised hotels totaling approximately 23,100 rooms, to be located in the United States, Mexico, Colombia, Nicaragua, Guatemala, Chile, and El Salvador.

Owned Hotel Portfolio

During 2016, the Company completed the sale of 19 owned hotels, including the final 13 of the 24 hotels from the definitive purchase and sale agreement entered into in the third quarter of 2015.  The sale of the 19 hotels generated $71.1 million in proceeds, net of selling costs.  As of December 31, 2016, the Company had five hotels held for sale.  Subsequent to December 31, 2016, the Company has closed the sale of three of these properties.

Balance Sheet and Liquidity

As of December 31, 2016, the Company had approximately $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.3%, including the impact of an interest rate swap.  Total cash and cash equivalents was $160.6 million as of December 31, 2016.

Outlook

Based upon management’s current estimates, the Company is introducing its guidance for full year 2017:

Guidance
RevPAR growth on a system-wide comparable hotel basis	0.0 percent to 2.0 percent
Adjusted EBITDA	$320 million to $340 million

Please see the schedules to this press release for a reconciliation of Adjusted EBITDA to Adjusted Net (Loss) Income Attributable to La Quinta Holdings’ stockholders.  A reconciliation of Adjusted EBITDA to the closest GAAP financial measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to impairment charges, gains or losses on sales of assets, and secondary offering expenses excluded from these non-GAAP financial measures.  For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call to discuss fourth quarter and full year 2016 results on Tuesday, February 28, 2017 at 5:00 p.m. Eastern Time. Participants may listen to the live webcast by dialing (844) 395-9252, or (478) 219-0505 for international participants, and enter passcode 65017429, or by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

The replay of the call will be available from approximately 8 p.m. Eastern Time on February 28, 2017 through midnight Eastern Time on March 7, 2017. To access the replay, the domestic dial-in number is (855) 859-2056, the international dial-in number is (404) 537-3406, and the passcode is 65017429. The archive of the webcast will be available on the Company's website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the outcome of the Company’s strategic initiatives and the potential separation of its businesses and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on or about the date of this press release, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release including Adjusted EBITDA, Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 885 properties representing approximately 87,500 rooms located in 48 states in the U.S., and in Canada, Mexico, Honduras and Colombia. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ Hotel™ brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Notification section at www.lq.com/investorrelations.

Contacts:

Investor Relations

214-492-6896

investor.relations@laquinta.com

Media:

Kristin Hays and Teresa Ferguson

214-492-6937

Teresa.Ferguson@laquinta.com

LA QUINTA HOLDINGS INC.

EARNINGS RELEASE SCHEDULES

LA QUINTA HOLDINGS INC.

HISTORICAL BALANCE SHEETS

(in thousands, except share data)

	December 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$160,596	$86,709
Accounts receivable, net of allowance for doubtful accounts of $4,022 and $4,773	45,337	37,625
Assets held for sale	29,544	35,523
Other current assets	9,943	12,066
Total Current Assets	245,420	171,923
Property and equipment, net of accumulated depreciation	2,456,780	2,623,472
Intangible assets, net of accumulated amortization	177,002	178,095
Other non-current assets	13,321	12,354
Total Non-Current Assets	2,647,103	2,813,921
Total Assets	$2,892,523	$2,985,844
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$17,514	$17,514
Accounts payable	38,130	27,572
Accrued expenses and other liabilities	64,581	63,120
Accrued payroll and employee benefits	38,467	30,918
Accrued real estate taxes	21,400	21,705
Total Current Liabilities	180,092	160,829
Long-term debt	1,682,436	1,694,585
Other long-term liabilities	29,130	30,330
Deferred tax liabilities	343,028	353,588
Total Liabilities	2,234,686	2,239,332
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value; 100,000,000 shares authorized and none outstanding as of December 31, 2016 and 2015	—	—
Common Stock, $0.01 par value; 2,000,000,000 shares authorized at December 31, 2016 and 2015, 131,750,715 shares issued and 116,790,470 shares outstanding as of December 31, 2016 and 130,974,073 shares issued and 124,302,318 shares outstanding as of December 31, 2015	1,318	1,310
Additional paid-in-capital	1,165,651	1,152,155
Accumulated deficit	(296,006)	(294,718)
Treasury stock at cost, 14,960,245 shares at December 31, 2016 and 6,671,755 shares at December 31, 2015	(209,523)	(107,699)
Accumulated other comprehensive loss	(6,372)	(7,436)
Noncontrolling interests	2,769	2,900
Total Equity	657,837	746,512
Total Liabilities and Equity	$2,892,523	$2,985,844

LA QUINTA HOLDINGS INC.

HISTORICAL STATEMENTS OF OPERATIONS

(in thousands)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(unaudited)
REVENUES:
Room revenues	$185,880	$194,465	$855,302	$887,358
Franchise and other fee-based revenues	26,272	24,511	106,468	100,069
Other hotel revenues	4,590	4,657	19,334	19,343
	216,742	223,633	981,104	1,006,770
Brand marketing fund revenues from franchise properties	5,874	5,244	25,150	23,204
Total Revenues	222,616	228,877	1,006,254	1,029,974
OPERATING EXPENSES:
Direct lodging expenses	98,747	96,053	409,886	398,828
Depreciation and amortization	36,108	40,472	147,081	166,642
General and administrative expenses	29,264	26,900	115,715	125,697
Other lodging and operating expenses	16,433	14,391	62,281	63,513
Marketing, promotional and other advertising expenses	12,474	12,776	68,327	69,810
Impairment loss	3,640	5,800	104,258	50,121
(Gain) loss on sales	(2,138)	—	(4,908)	4,088
	194,528	196,392	902,640	878,699
Brand marketing fund expenses from franchise properties	5,874	5,244	25,150	23,204
Total Operating Expenses	200,402	201,636	927,790	901,903
Operating Income	22,214	27,241	78,464	128,071
OTHER INCOME (EXPENSES):
Interest expense, net	(20,400)	(20,572)	(81,419)	(86,504)
Other income	57	6,334	2,345	7,632
Total Other (Expenses) Income, net	(20,343)	(14,238)	(79,074)	(78,872)
Income (Loss) Before Income Taxes	1,871	13,003	(610)	49,199
Income tax (expense) benefit	(1,852)	(5,121)	(493)	(22,487)
NET INCOME (LOSS)	19	7,882	(1,103)	26,712
Less: net income attributable to noncontrolling interests	(47)	(54)	(185)	(347)
Net (Loss) Income Attributable to La Quinta Holdings’ Stockholders	$(28)	$7,828	$(1,288)	$26,365

RECONCILIATIONS

The tables below provide a reconciliation of EBITDA and Adjusted EBITDA to Net (Loss) Income, a reconciliation of Adjusted Operating Income to Operating Income, a reconciliation of Adjusted Net Income and Adjusted Earnings Per Share to Net (Loss) Income and Earnings Per Share, and a reconciliation of Adjusted EBITDA to Adjusted Net Income with respect to the Company’s outlook. The Company believes this financial information provides meaningful supplemental information. The Company further believes the presentation of Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share provides meaningful information because it excludes the impact of certain special items and/or certain items that are not expected to have an ongoing effect on its operations. This represents how management views the business and reviews its operating performance. It is also used by management when publicly providing the business outlook.

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. The Company adjust EBITDA when evaluating its performance because the Company believes that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, provides useful supplemental information to management and investors regarding its ongoing operating performance. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors about it and its financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in the Company’s industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net (loss) income, cash flow or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments, on its indebtedness;
•	EBITDA and Adjusted EBITDA do not reflect the Company’s tax expense or the cash requirements to pay its taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that the Company considers not to be indicative of its future operations;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in the Company’s industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

“Adjusted EBITDA margin” represents the ratio of Adjusted EBITDA to total revenues.

“Adjusted operating (loss) income” represents the Company’s reported operating (loss) income, adjusted to exclude the impact of items not indicative of ongoing operating performance. Adjusted operating (loss) income is presented to provide additional perspective on underlying trends in the Company’s operating results.

“Adjusted Net Income” and “Adjusted Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net (loss) income, earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of Adjusted Net Income and Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies.

Adjusted Net Income and Adjusted Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations in a comparable format.

ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Three months ended December 31, 2016	Three months ended December 31, 2015	Year ended December 31, 2016	Year ended December 31, 2015
Operating income	$22,214	$27,241	$78,464	$128,071
Interest expense, net	(20,400)	(20,572)	(81,419)	(86,504)
Other income	57	6,334	2,345	7,632
Income tax expense	(1,852)	(5,121)	(493)	(22,487)
Income from noncontrolling interest	(47)	(54)	(185)	(347)
Net (Loss) Income attributable to La Quinta Holdings’ Stockholders	(28)	7,828	(1,288)	26,365
Interest expense	20,476	20,593	81,666	86,614
Income tax expense	1,852	5,121	493	22,487
Depreciation and amortization	36,376	40,708	147,996	167,920
Noncontrolling interest	47	54	185	347
EBITDA	58,723	74,304	229,052	303,733
Impairment loss	3,640	5,800	104,258	50,121
(Gain) loss on sales	(2,138)	—	(4,908)	4,088
Loss on retirement of assets	—	284	—	445
(Gain) loss related to casualty disasters	3,333	760	3,051	1,824
Equity based compensation	3,342	2,350	14,153	18,814
Amortization of software service agreements	2,144	2,220	9,050	8,343
Severance charges (1)	—	—	—	11,021
Other (gains) losses, net	889	(7,747)	5,722	(4,347)
Adjusted EBITDA	$69,933	$77,971	$360,378	$394,042

(1)

During the year ended December 31, 2015, the Company incurred $8.0 million of cash and $3.0 million of non-cash expenses related to the departure of the Company’s former President and Chief Executive Officer in general and administrative expenses.

SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three months ended December 31, 2016	Three months ended December 31, 2015	Year ended December 31, 2016	Year ended December 31, 2015
Revenues
Owned hotels	$191,308	$200,040	$879,653	$911,491
Franchise and management	27,585	27,253	116,806	114,610
Segment revenues	218,893	227,293	996,459	1,026,101
Other fee-based revenues from franchised properties	5,874	5,244	25,150	23,204
Corporate and other	28,802	28,607	124,757	126,469
Intersegment elimination	(30,953)	(32,267)	(140,112)	(145,800)
Total revenues	$222,616	$228,877	$1,006,254	$1,029,974
Adjusted EBITDA
Owned hotels	$51,382	$60,356	$279,536	$314,278
Franchise and management	27,585	27,253	116,806	114,610
Segment Adjusted EBITDA	78,967	87,609	396,342	428,888
Corporate and other	(9,034)	(9,638)	(35,964)	(34,846)
Total Adjusted EBITDA	$69,933	$77,971	$360,378	$394,042

ADJUSTED OPERATING INCOME NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Three months ended December 31, 2016	Three months ended December 31, 2015	Year ended December 31, 2016	Year ended December 31, 2015
Operating income	$22,214	$27,241	$78,464	$128,071
Expense for the conversion of long term incentives (1)	—	—	—	5,564
Secondary offering (2)	—	—	—	1,378
Severance charges (3)	—	—	—	11,021
Impairment loss	3,640	5,800	104,258	50,121
(Gain) loss on sales	(2,138)	—	(4,908)	4,088
Adjusted operating income	$23,716	$33,041	$177,814	$200,243

(1)

During the year ended December 31, 2015, the Company incurred $5.6 million in general and administrative expenses related to the issuance of unvested restricted stock related to long term incentives on April 14, 2014, the date of the Company’s initial public offering.  These shares fully vested on April 14, 2015.

(2)

During the year ended December 31, 2015, the Company incurred general and administrative expenses related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

(3)

During the year ended December 31, 2015, the Company incurred $8.0 million of cash and $3.0 million of non-cash expenses related to the departure of the Company’s former President and Chief Executive Officer in general and administrative expenses.

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Three months ended December 31, 2016		Three months ended December 31, 2015

	Net (Loss) Income	Basic and Diluted (Loss) Earnings Per Share	Net Income	Basic and Diluted Earnings Per Share
Net (Loss) Income attributable to La Quinta Holdings’ Stockholders	$(28)	$—	$7,828	$0.06
Impairment loss	3,640	0.03	5,800	0.05
Gain on sales	(2,138)	(0.02)	—	—
Tax impact of adjustments	(601)	—	(2,320)	(0.02)
Adjusted Net Income attributable to La Quinta Holdings’ Stockholders	$873	$0.01	$11,308	$0.09
Weighted average common shares outstanding, basic		115,815		125,327
Weighted average common shares outstanding, diluted		116,079		125,377

	Year ended December 31, 2016		Year ended December 31, 2015

	Net (Loss) Income	Basic and Diluted (Loss) Earnings Per Share	Net Income	Basic and Diluted Earnings Per Share
Net (Loss) Income attributable to La Quinta Holdings’ Stockholders	$(1,288)	$(0.01)	$26,365	$0.20
Expense for the conversion of long term incentives (1)	—	—	5,564	0.04
Secondary offering expenses(2)	—	—	1,378	0.01
Severance charges (3)	—	—	11,021	0.09
Impairment loss	104,258	0.88	50,121	0.39
(Gain) loss on sales	(4,908)	(0.04)	4,088	0.03
Tax impact of adjustments	(39,740)	(0.34)	(28,390)	(0.22)
Adjusted Net Income attributable to La Quinta Holdings’ Stockholders	$58,322	$0.49	$70,147	$0.54
Weighted average common shares outstanding, basic		118,114		128,272
Weighted average common shares outstanding, diluted		118,233		129,172
(1)

During the year ended December 31, 2015, the Company incurred $5.6 million in general and administrative expenses related to the issuance of unvested restricted stock related to long term incentives on April 14, 2014, the date of the Company’s initial public offering.  These shares fully vested on April 14, 2015.

(2)

During the year ended December 31, 2015, the Company incurred general and administrative expenses related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

(3)

During the year ended December 31, 2015, the Company incurred $8.0 million of cash and $3.0 million of non-cash expenses related to the departure of the Company’s former President and Chief Executive Officer in general and administrative expenses.

ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: FORECASTED 2017

(unaudited, in thousands)

	Year Ending December 31, 2017
	Low Case	High Case
Adjusted Net income attributable to La Quinta Holdings’ Stockholders (1)	$42,420	$54,420
Interest expense (2)	84,000	84,000
Income tax provision	28,280	36,280
Depreciation and amortization (3)	152,000	152,000
Noncontrolling interest	300	300
EBITDA	307,000	327,000
Share based compensation expense (4)	13,000	13,000
Adjusted EBITDA	$320,000	$340,000

(1)

This table provides a reconciliation of forward-looking forecasted Adjusted EBITDA to Adjusted Net income attributable to La Quinta Holdings’ stockholders that excludes the impact of certain items that are not expected to have an ongoing effect on the Company’s operations.

(2)

Includes interest expense for $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.3%, including the impact of an interest rate swap, commitment fees for the undrawn balance of the Company’s revolving credit facility, and amortization of deferred financing costs.

(3)	Includes the amortization of software service agreements.
(4)	Reflects equity based compensation expense.

LA QUINTA HOLDINGS INC.

CERTAIN DEFINED TERMS

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: were active and operating in the Company’s system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; except for (i) hotels that sustained substantial property damage or other business interruption, (ii) owned hotels that become subject to a purchase and sale agreement, or (iii) hotels in which comparable results are otherwise not available.. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of the Company’s reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.

“system-wide” refers collectively to the Company’s owned, franchised and managed hotel portfolios.